UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SUNSTONE HOTEL INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	20-1296886
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

903 Calle Amanecer, Suite 100

San Clemente, California 92673

(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-123102

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Series A cumulative redeemable preferred stock, par value $0.01 per share	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of Sunstone Hotel Investors, Inc. (the “Registrant”) to be registered hereunder is contained in the section entitled “Description of Series A and Series B Preferred Stock” in the Registrant’s registration statement on Form S-11, as amended (File No. 333-123102), originally filed on March 3, 2005 under the Securities Act of 1933, as amended, which is incorporated herein by reference.

Item 2. Exhibits

3.1	Articles of Amendment and Restatement of Sunstone Hotel Investors, Inc., incorporated by reference to the Registrant’s registration statement on Form S-11, as amended (File No. 333-117141).

3.2	Bylaws of Sunstone Hotel Investors, Inc., incorporated by reference to the Registrant’s registration statement on Form S-11, as amended (File No. 333-117141).

3.3	Form of Articles Supplementary for Series A Preferred Stock, incorporated by reference to the Registrant’s registration statement on Form S-11, as amended (File No. 333-123102).

4.1	Form of Specimen Certificate of Series A Preferred Stock of Sunstone Hotel Investors, Inc., incorporated by reference to the Registrant’s registration statement on Form S-11, as amended (File No. 333-123102).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 10, 2005	SUNSTONE HOTEL INVESTORS, INC.

	By:	/s/ JON D. KLINE
	Name:	Jon D. Kline
	Title:	Executive Vice President and Chief Financial Officer